UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

May 23, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 23, 2007, David A. Jones and Spectrum Brands, Inc. (the "Company") entered into a summary agreement setting forth the material terms and conditions of the Separation Agreement described in Item 5.02 of this Current Report on Form 8-K. Upon execution of the Separation Agreement, the summary agreement was terminated.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 23, 2007, the Company announced that Mr. Jones voluntarily resigned from his position as the Company's Chief Executive Officer effective as of May 23, 2007, but will continue to serve as a director and Chairman of the Board until September 30, 2007.

In connection with Mr. Jones' resignation, the Company and Mr. Jones entered into a separation agreement, dated May 25, 2007 (the "Separation Agreement"), pursuant to which Mr. Jones is entitled, in addition to salary continuation and other benefits provided in his Amended and Restated Employment Agreement with the Company, dated as of October 1, 2005 (the "Employment Agreement"), a full-year cash bonus for fiscal year 2007, subject to the Company's satisfaction of performance measures, and payable at the time bonuses, if any, are paid to Company employees under the Company's management incentive plan. The Separation Agreement further provides for the lapsing of restrictions on restricted stock awarded to Mr. Jones prior to May 25, 2007 and for stock options not required to be forfeited to remain exercisable in accordance with the terms of the agreements evidencing the awards of such options. The Separation Agreement also entitles Mr. Jones to purchase his company-provided car and to certain financial planning and tax preparation assistance. In addition to other customary provisions, the Separation Agreement provides for mutual general releases, subject to certain customary carve-outs, including a carve-out for claims by Spectrum and/or its released parties that affect the purported Company shareholder derivative action filed on November 6, 2006.

As a result of the Separation Agreement, only the noncompetition and nonsolicitation, confidentiality and certain other provisions regarding interpretation and remedies of the Employment Agreement remain in effect. The Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company's Current Report on Form 8-K on October 5, 2005.

On May 23, 2007, the Company announced that, effective upon Mr. Jones' resignation as Chief Executive Officer, Kent J. Hussey, a current director and a Vice Chairman of the Company, was appointed as Chief Executive Officer. The Company currently anticipates that it will amend Mr. Hussey's current employment agreement to provide for additional compensation to Mr. Hussey.

Mr. Hussey has served as one of the Company's directors since October 1996 and was promoted to the position of Vice Chairman in January of 2007. He served as the Company's president and chief operating officer from August 2002 through 2006 and from April 1998 until November 2001. From December 2001 through July 2002, Mr. Hussey served as the Company's president and chief financial officer. He served as the Company's executive vice president of finance and administration and the Company's chief financial officer from October 1996 to April 1998. From 1994 to 1996, Mr. Hussey was vice president and chief financial officer of ECC International, a producer of industrial minerals and specialty chemicals. From 1991 to 1994, he served as vice president of finance and chief financial officer of The Regina Company, a vacuum-cleaner manufacturer. Mr. Hussey also serves as a director of American Woodmark Corporation, a cabinet manufacturer, and various privately-held companies. None of the above-named companies is a parent, subsidiary or other affiliate of the Company.

A copy of the press release announcing Mr. Jones' resignation and Mr. Hussey's appointment is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the Company’s ability to reach satisfactory agreement with Mr. Hussey. The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1      Press Release dated May 23, 2007 issued by Spectrum Brands, Inc. to announce Mr. Jones' resignation and Mr. Hussey's appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ John T. Wilson
		Name:	John T. Wilson
		Title:	Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 23, 2007 issued by Spectrum Brands, Inc. to announce Mr. Jones' resignation and Mr. Hussey's appointment.